EXHIBIT 5.01

CUMBERLAND HOUSE
9TH FLOOR
1 VICTORIA STREET
HAMILTON HM 11
BERMUDA
T: (441) 295-4630
F: (441) 292-7880
WWW.CHW.COM

2 July 2014

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Form S-8 Registration Statement for NewLead Holdings Ltd. (the “Company”)

Ladies and Gentlemen:

We have acted as special legal counsel in Bermuda to the Company in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering, under the Securities Act of 1933, as amended (the “Act”), up to 4,608,000 common shares of par value US$0.01 each in the capital of the Company (the “Shares”).

For the purposes of giving this opinion we have examined and relied upon copies of the certificate of incorporation, the memorandum of association and bye-laws of the Company certified by the assistant secretary of the Company on 12 June 2014 and copies of unanimous written resolutions of the board of directors of the Company effective on 1 July 2014 and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

Assumptions

We have assumed (without making any investigation thereof):

(a)	the genuineness and authenticity of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)	that each of the documents that was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the accuracy and completeness of all factual representations (save for facts that are the subject of our opinions herein) made in the Registration Statement and other documents reviewed by us, and that such representations have not since such review been materially altered; and

(d)	that, save as referred to herein, there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

Reservations

(a)	We do not purport to be qualified to pass upon, and express no opinion herein as to, the laws of any jurisdiction other than those of Bermuda. This opinion is limited to Bermuda law and is given on the basis of the current law and practice in Bermuda. We are rendering this opinion as of the time that the Registration Statement becomes effective.

(b)	We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Registration Statement by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies that are available in other jurisdictions.

(c)	“Non-assessability” is not a legal concept under Bermuda law. Reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no shareholder shall be (i) obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise and (ii) bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Opinion

Based upon and subject to the assumptions and qualifications set out in this opinion, we are of the opinion that the Shares will, upon payment for and delivery of the Shares as contemplated by the Registration Statement, be duly authorized, legally and validly issued, fully paid and non-assessable.

Consent and Disclosure

We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly set forth herein.

Yours faithfully,

/s/ Jonathan Betts
duly authorised for and on behalf of
COX HALLETT WILKINSON LIMITED